                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                         FIRST PALM BEACH BANCORP, INC.

                             OFFER TO EXCHANGE ITS
                   SERIES B 10.35% SENIOR DEBENTURES DUE 2002
                 (PRINCIPAL AMOUNT $1,000 PER SENIOR DEBENTURE)
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   SERIES A 10.35% SENIOR DEBENTURES DUE 2002
                 (PRINCIPAL AMOUNT $1,000 PER SENIOR DEBENTURE)

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Series A 10.35% Senior Debentures (the "Original Senior Debentures") are not immediately available,
(ii) Original Senior Debentures, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Original Senior Debentures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Senior Debentures pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Senior Debentures (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:

                              THE BANK OF NEW YORK

                        By Registered or Certified Mail:
                              The Bank of New York
                             101 Barclay Street, 7E
                            New York, New York 10286
                       Attention: Reorganization Section
                            (name)  ________________
                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (212) 571-3080
                           To Confirm by telephone or
                                for Information:
                                 (212) 815-6337
                         By Hand or Overnight Delivery:
                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                       Attention: Reorganization Section
                            (name)  ________________

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to First Palm Beach Bancorp, Inc., a corporation organized under the laws of the State of Delaware, upon the terms
and subject to the conditions set forth in the Prospectus dated             ,
1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Senior Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Original Senior Debentures."

Aggregate Principal Amount:(1) $

Name(s) of Registered Holder(s):

Certificate No.(s) (if available):

Total Principal Amount Represented by Original Senior Debentures Certificate(s):
$

If Original Senior Debentures will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

---------------
(1) Must be in denominations of a principal amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate principal amount.

    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

X

                SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY

Dated:

Area Code and Telephone Number:

     Must be signed by the holder(s) of the Original Senior Debentures as their name(s) appear(s) on certificates for Original Senior Debentures or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).

Name(s):

Capacity:

Address(es):

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Senior Debentures tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Senior Debentures to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Senior Debentures tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (Please Type or Print)

Name of Firm:

Address:

Zip Code:

Area Code and Telephone No.:

Authorized Signature:

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL SENIOR DEBENTURES WITH THIS FORM.
      CERTIFICATES FOR ORIGINAL SENIOR DEBENTURES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.